UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Homeland Energy Solutions, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF MEMBERS

THURSDAY, APRIL 4, 2013

To our Members:

The 2013 Annual Meeting of Members (the "2013 Annual Meeting") of Homeland Energy Solutions, LLC (the "Company") will be held on Thursday, April 4, 2013, at Kolby's Dine & Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50659. Registration and lunch for the 2013 Annual Meeting will begin at noon. The 2013 Annual Meeting will commence at approximately 1:00 p.m. The Company's Board of Directors (the "Board") encourages you to attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 MEMBER MEETING TO BE HELD ON THURSDAY, APRIL 4, 2013:

◦
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;

◦	The proxy statement, proxy card and annual report to members are available at www.homelandenergysolutions.com; and

◦
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (563) 238-5555 or toll free at (866) 238-7879, by written request to Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, IA 52154, by e-mail at info@homelandenergysolutions.com, or on our website at www.homelandenergysolutions.com on or before March 25, 2013, to facilitate timely delivery.

The purposes of the meeting are to: (1) Vote on an Amended and Restated Operating Agreement proposed by the Company; (2) Vote on an amendment to the Company's Operating Agreement proposed by a member; (3) Elect three directors to the Board; and (4) Transact such other business as may properly come before the 2013 Annual Meeting or any adjournments thereof.

Only members listed on the Company's records at the close of business on February 20, 2013 are entitled to notice of the 2013 Annual Meeting and to vote at the 2013 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. local time on Wednesday, April 3, 2013.

All members are cordially invited to attend the 2013 Annual Meeting in person. However, to assure the presence of a quorum, the Board requests that you promptly sign, date and return a proxy card, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at www.homelandenergysolutions.com and may be printed by the members. No personal information is required to print a proxy card. If you wish to revoke your proxy card at the meeting and vote in person, you may do so by giving notice to our CFO Dave Finke, prior to the commencement of the meeting. You may fax your completed proxy card to the Company at (563) 238-5557 or mail it to the Company at 2779 Highway 24, Lawler, IA 52154. If you need directions to the meeting, please contact the Company using the information listed above.
By order of the Board of Directors,

/s/ James Boeding
Chairman of the Board
Lawler, Iowa
February 22, 2013

Homeland Energy Solutions, LLC
2779 Highway 24
Lawler, Iowa 52154

Proxy Statement
2013 Annual Meeting of Members
Thursday, April 4, 2013

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the board of directors (the "Board") of Homeland Energy Solutions, LLC (the "Company") for use at the annual meeting of members of the Company to be held on Thursday, April 4, 2013, and at any adjournment thereof (the "2013 Annual Meeting"). The 2013 Annual Meeting will be held at Kolby's Dine & Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50659. Registration and lunch will begin at noon and the meeting will commence at approximately 1:00 p.m. This solicitation is being made according to the SEC's Internet availability of proxy materials rules, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about February 22, 2013, at which time the proxy statement and proxy card will be available for printing and viewing at the Company's website (www.homelandenergysolutions.com).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:
The Board is soliciting your proxy to vote at the 2013 Annual Meeting because you were a member of the Company at the close of business on February 20, 2013, the record date, and are entitled to vote at the meeting.

Q:	When and where is the 2013 Annual Meeting?

A:
The 2013 Annual Meeting will be held on Thursday, April 4, 2013, at Kolby's Dine & Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50659. Registration and lunch will begin at noon. The 2013 Annual Meeting will commence at approximately 1:00 p.m.

Q:	What am I voting on?

A:
You are voting on: (1) an Amended and Restated Operating Agreement which is proposed by the Company (the "Amended and Restated Operating Agreement"); (2) an amendment to the Company's Operating Agreement proposed by a member of the Company (the "Member Amendment"); and (3) election of three directors to the Board. The nominees for the director election are Mr. Patrick Boyle, Mr. Keith Eastman, Mr. Chad Kuhlers and Mr. Walter Wendland.

Q:	How many votes do I have?

A:
On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on February 20, 2013.

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Q:	What is the voting requirement to approve the proposed Amended and Restated Operating Agreement and the proposed Member Amendment and what is the effect of an abstention?

A:
The proposed Amended and Restated Operating Agreement and proposed Member Amendment will be approved if either receives affirmative votes from members holding a majority of the units represented at a meeting where a quorum is present. Abstentions will be counted for purposes of determining if a quorum is represented at the meeting, but will have the effect of a vote AGAINST the proposed Amended and Restated Operating Agreement and Member Amendment.

Q:	What is the voting requirement to elect the directors and what is the effect of a withhold vote?

A:
In the election of directors, the three nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the director election, because directors are elected by plurality vote, withheld votes will not be counted either for or against any nominee. Withheld votes will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:	Do I have dissenters' rights?

A:
Pursuant to Section 6.19 of the Company's operating agreement dated March 9, 2006, as amended (the "Operating Agreement"), members have no dissenters' rights. Dissenters' rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to a company's governance agreements.

Q:	How many membership units are outstanding?

A:	On February 20, 2013, the record date, there were 90,445 outstanding membership units. This means that there may be 90,445 votes on any matter presented to the members.

Q:	What constitutes a quorum?

A:
The presence of members holding 30% of the total outstanding membership units, or 27,134 membership units, constitutes a quorum. If you submit a properly executed proxy card, then you will be counted as part of the quorum.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2013 Annual Meeting, either in person or by proxy. You may vote using either of the following methods:

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Proxy card. You may cast your votes by executing a proxy card for the 2013 Annual Meeting and submitting it to the Company prior to the 2013 Annual Meeting. Completed proxy cards must be RECEIVED by the Company by 5:00 p.m. local time on Wednesday, April 3, 2013 in order to be valid. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card for the 2013 Annual Meeting. After you have marked your choices, please sign and date the proxy card and return it to the Company, either by mail at 2779 Highway 24, Lawler, Iowa 52154, or fax it to the Company at (563) 238-5557. If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR Proposal One - the Amended and Restated Operating Agreement; AGAINST Proposal Two - the Member Amendment; and FOR the incumbents Mr. Boyle and Mr. Kuhlers in the director election and no third director vote will be cast.

•	In person at the 2013 Annual Meeting. All members of record as of February 20, 2013 may vote in person at the 2013 Annual Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:

•	Voting in person at the 2013 Annual Meeting;

•
Giving either personal or written notice of the revocation to Dave Finke, the Company's CFO at the Company's offices at 2779 Highway 24, Lawler, Iowa 52154 no later than 5:00 p.m. local time on Wednesday, April 3, 2013; or

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•	Giving either personal or written notice of the revocation to the Company's CFO, Dave Finke, prior to the commencement of the 2013 Annual Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not mark any choices on the proxy card, then the proxies will vote your units FOR Proposal One - the Amended and Restated Operating Agreement; AGAINST Proposal Two - the Member Amendment; and FOR the incumbents Mr. Boyle and Mr. Kuhlers and no third director vote will be cast. You may wish to vote for only one or two of the director nominees. In this case, your vote will only be counted for the director candidate(s) you have selected. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a candidate or FOR and AGAINST for a proposal, your votes will not be counted with respect to the director candidate or proposal for which you marked contradicting choices. If you vote for more than three nominees, no nominee will receive your vote. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2013 Annual Meeting.

Q:	Who may attend the 2013 Annual Meeting?

A:	All members as of the close of business on the record date may attend the 2013 Annual Meeting.

Q:	What is the record date for the 2013 Annual Meeting?

A:	The record date for the 2013 Annual Meeting is February 20, 2013.

Q:	Who will count the vote?

A:	The Company's Chief Financial Officer, Dave Finke, and Financial Assistant, Becky Williams, will act as inspectors of the election and will count the votes.

Q:	How do I nominate a candidate for election as a director at next year's annual meeting?

A:
The Company plans to hold director elections at next year's annual meeting. Nominations for director seats will be made by a nominating committee appointed by the Board. In addition, a member can nominate a candidate for director by following the procedures explained in Section 5.3(b) of the Operating Agreement. Section 5.3(b) of the Operating Agreement requires that written notice of a member's intent to nominate an individual for director must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days prior to the one year anniversary of the date when the Company's proxy statement was released in connection with the previous year's annual meeting. Director nominations submitted pursuant to the provisions of the Operating Agreement must be submitted to the Company by October 25, 2013.

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals due for the 2014 annual meeting?

A:
In order to be considered for inclusion in next year's proxy statement, member proposals must be submitted in writing to the Company by October 25, 2013. The Company suggests that proposals for the 2014 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2014 annual meeting of members without including such proposal in the Company's proxy statement, must provide the Company notice of such proposal no later than January 8, 2014. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

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If the Company does not receive notice of a member proposal intended to be submitted to the 2014 annual meeting by January 8, 2014, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

PROPOSALS TO BE VOTED UPON

PROPOSAL ONE
APPROVAL OF THE AMENDED AND RESTATED OPERATING AGREEMENT PROPOSED BY THE COMPANY

Proposal One is to adopt an Amended and Restated Operating Agreement proposed by the Company. The primary purposes of the Amended and Restated Operating Agreement are to: (i) incorporate two prior operating agreement amendments which were previously adopted by the members; (ii) update the language of the Operating Agreement to reflect the provisions of the revised Iowa Revised Uniform Limited Liability Company Act which became effective in January 2011; and (iii) make other consistency and wording changes to the Operating Agreement. The Company does not believe that any of these proposed revisions materially change the terms in the Operating Agreement.

The primary changes to the Operating Agreement which are included in the Amended and Restated Operating Agreement are as follows:

•	Article I - Revise the principal place of business and registered agent of the Company and incorporate changes to the definitions which were previously adopted by the members.

•	Section 5.3(f) - Clarify the result that occurs when an appointing member's right to appoint a director expires.

•	Section 5.13 - Clarify the wording of this section of the Operating Agreement regarding the board meeting attendance obligations of the directors.

•	Section 5.16 - Incorporate a previously approved amendment to the Operating Agreement.

•	Section 5.21 - Revise the language of this section in light of the adoption of the Iowa Revised Uniform Limited Liability Company Act.

•
Section 11.1 - Remove the requirement that a person providing notice under the Operating Agreement determine when the notice is actually received to provide more certainty regarding the notice provisions applicable to the Company and the members.

The complete text of the proposed Amended and Restated Operating Agreement is included in Appendix 1, showing language that is added in boldface type and underlined and showing language that is removed in boldface type with a strike-through (the "Form of Amended and Restated Operating Agreement").

Required Vote and Board Recommendation

With respect to approval of the Amended and Restated Operating Agreement, if a quorum is present, the affirmative vote of members owning a majority of the units represented at the 2013 Annual Meeting (in person or by proxy) and entitled to vote on the matter shall constitute the act of the members. If you fail to mark a vote, the proxies solicited by the Board will be voted FOR Proposal One. If you mark contradicting choices on your proxy card such as a vote both for and against Proposal One, your vote will have the effect of a vote AGAINST Proposal One. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal One. If you do not submit a proxy card or attend the 2013 Annual Meeting, your vote will not be counted as a vote either for or against Proposal One.

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If Proposal One is approved, the Form of Amended and Restated Operating Agreement will be adopted as the Company's operating agreement.

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDED AND RESTATED OPERATING AGREEMENT AND RECOMMENDS A VOTE FOR PROPOSAL ONE.

PROPOSAL TWO
APPROVAL OF MEMBER AMENDMENT TO THE OPERATING AGREEMENT
TO PROHIBIT MEMBERS ENTITLED TO APPOINT DIRECTORS FROM VOTING IN THE GENERAL DIRECTOR ELECTION

A member of the Company, pursuant to procedures established by the Operating Agreement, has submitted a proposal to be included in the Company's proxy statement for the 2013 Annual Meeting. The member proposes to adopt Amendment Number Three to the Operating Agreement (the "Member Amendment") which will restrict the director election voting rights of certain members who have the right to appoint directors to sit on the Board. The Member Amendment affects Section 5.3(c) of the Operating Agreement. If the Member Amendment is approved, any member who has the right to appoint one or more director(s) to the Board will be prohibited from voting in the election of directors.

The member proposes to amend Section 5.3(c) of the Operating Agreement as set forth below. Language that is in bold is the language that the member proposes to add to Section 5.3(c).

Voting Requirement for Electing Directors. Nominees for open Director positions shall be elected by a plurality vote of the Members present at a meeting at which a quorum is present so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected Directors, provided, however, that any Appointing Member shall not be entitled to vote for the election of any other Directors that the Members are entitled to elect and the Units held by such Appointing Member shall not be included in determining a plurality vote of the Members for purposes of electing Directors.

The proposed changes pursuant to Proposal Two are also specifically set forth in the Form of Third Amendment to the Operating Agreement attached hereto as Appendix 2 (the "Form of Amendment"). If Proposal Two is approved and Proposal One is not, the Form of Amendment will be attached to the previously adopted and approved Operating Agreement dated March 9, 2006. If both Proposals One and Two are approved by the members, the proposed change to Section 5.3(c) of the Operating Agreement will be incorporated into the Company's Amended and Restated Operating Agreement which was approved pursuant to Proposal One.

Required Vote and Board Recommendation

With respect to the Member Amendment, if a quorum is present, the affirmative vote of members owning a majority of the units represented at the 2013 Annual Meeting (in person or by proxy) and entitled to vote on the matter shall constitute the act of the members. If you fail to mark a vote, the proxies solicited by the Board will be voted AGAINST Proposal Two. If you mark contradicting choices on your proxy card such as a vote both for and against Proposal Two, your vote will have the effect of a vote AGAINST Proposal Two. If you abstain, your units will be included in the determination of whether a quorum is present. However, your abstention will have the effect of a vote AGAINST Proposal Two. If you do not submit a proxy card or attend the 2013 Annual Meeting, your vote will not be counted as a vote either for or against Proposal Two.

THE BOARD OF DIRECTORS HAS NOT APPROVED THIS AMENDMENT TO THE OPERATING AGREEMENT AND RECOMMENDS A VOTE AGAINST PROPOSAL TWO.

PROPOSAL THREE
ELECTION OF DIRECTORS

Eight elected and three appointed directors comprise the Board. The elected directors are currently divided into three classes. Three directors are to be elected by the members at the 2013 Annual Meeting and the terms of the remaining elected directors expire in either 2014 or 2015. Below is a chart showing when each elected director's term expires.

Year of Annual Meeting	Director Whose Term Expires
2013	James Boeding
Patrick Boyle
Chad Kuhlers
2014	Mathew Driscoll
Robert Sieracki
2015	Maurice Hyde
Christine Marchand
Barney Retterath

At the 2010 annual meeting, James Boeding, Patrick Boyle, and Chad Kuhlers were elected to serve three-year terms until the 2013 Annual Meeting. At the 2011 annual meeting, Mathew Driscoll and Robert Sieracki were elected to serve three-year terms until the 2014 annual meeting. At the 2012 annual meeting, Maurice Hyde, Christine Marchand, and Barney Retterath were elected to serve three-year terms until the 2015 annual meeting.

Our nominating committee has nominated Mr. Patrick Boyle, Mr. Keith Eastman, Mr. Chad Kuhlers and Mr. Walter Wendland as nominees for election at the 2013 Annual Meeting. Mr. Boyle and Mr. Kuhlers are the incumbent directors. Mr. Boeding has elected not to run for an additional term on the Board. The nominating committee nominated each of the director nominees.

The following table contains certain information with respect to the nominees for election to the Board at the 2013 Annual Meeting:

Name and Principal Occupation	Age	Year First Became a Director	Term Expires
Patrick Boyle, Business Development Manager	58	Inception	2013
Keith Eastman, Elevator Operator	75	—	—
Chad Kuhlers, Plant Manager/Chief Operating Officer	41	Inception	2013
Walter Wendland, Chief Executive Officer	57	—	—

Biographical Information for Director Nominees

Patrick Boyle, Vice-Chairman, Incumbent Director and Nominee, Age 58. Mr. Boyle has served as a director since our inception. Mr. Boyle also previously served as our Vice-President of Project Development until the ethanol plant was built. Mr. Boyle's current term expires on the date of the 2013 Annual Meeting. In addition to his service to the Company, Mr. Boyle has served as the Business Development Manager for Hawkeye REC, a local utility company from 2000 to the present. In the past he has been a consultant with the U.S. Foreign Aid Department in Russia organizing, structuring and forming agricultural cooperatives and free enterprise entities after the breakup of the collective farm system. Mr. Boyle serves on many local and state boards. Mr. Boyle was selected as a nominee based on his prior involvement with the Company and his business experience. Mr. Boyle has consented to serve on the Board if he is elected.

Keith Eastman, Nominee, Age 75. Mr. Eastman has been involved at various times as an owner and operator of Farmers Feed & Grain, an agricultural elevator located in Riceville, Iowa, since 1971. Mr. Eastman has previously served as a director and chairman of United Suppliers, Inc., a Midwest agricultural wholesale supply company in Eldora, Iowa. Mr. Eastman has not previously served as a director of the Company. Mr. Eastman was selected as a nominee based on his prior agricultural and business experience. Mr. Eastman has consented to serve on the Board if he is elected.

Chad Kuhlers, Incumbent Director and Nominee, Age 41. Mr. Kuhlers has served as a director of the Company since our inception. Mr. Kuhler's current term expires on the date of the 2013 Annual Meeting. In addition, Mr. Kuhlers served as our Plant Manager/Chief Operating Officer under the Management Services Agreement with Golden Grain Energy, LLC from December 2008 until our 2011 fiscal year when the Company assumed these responsibilities. Mr. Kuhlers has also been the Plant Manager/Chief Operating Officer for Golden Grain Energy, LLC since 2004. Prior to his employment with Golden Grain Energy, Mr. Kuhlers was the Operations Manager for the Koch Hydrocarbon's Medford, Oklahoma Fractionator from 1994 until 2004. Mr. Kuhlers has also been employed as a Project Engineer for Koch Refining Company in Corpus Christi, Texas. Mr. Kuhlers sits on the board of directors of CEK Investments, Inc., a private company. Mr. Kuhlers was selected as a nominee based on his

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prior involvement with the Company, his business experience and his knowledge and experience regarding ethanol production. Mr. Kuhlers has consented to serve on the Board if he is elected.

Walter Wendland, Nominee, President/Chief Executive Officer, Age 57. On December 15, 2008, the Board appointed Mr. Wendland as President/Chief Executive Officer of the Company, pursuant to the Management Services Agreement. Mr. Wendland is anticipated to hold the office of President/Chief Executive Officer until the earlier of the termination or expiration of the Management Services Agreement. In addition to his service to the Company, Mr. Wendland also serves as the President and Chief Executive Officer of Golden Grain Energy, LLC, where he has held that position since 2004. For the past five years, he has also owned and managed farmland in Iowa and South Dakota. Mr. Wendland also serves as a director of Renewable Products Marketing Group (RPMG), a private company, director and member of the risk management committee of Guardian Energy, a private company, serves on the advisory committee of Ethanol Risk Management SPC and chairman of the Casualty Risk Control committee. Mr. Wendland is also involved in several industry organizations. Mr. Wendland is the past President and a director for the Iowa Renewable Fuels Association and serves as Treasurer, director and member of the executive committee of the national Renewable Fuels Association. Mr. Wendland was selected as a nominee based on his prior experience with the Company, his business experience and his knowledge and experience regarding operating an ethanol production facility. Mr. Wendland has consented to serve on the Board if he is elected.

Required Vote and Board Recommendation

Each member will receive a total of three votes for each unit the member owns. As indicated on the proxy card, if you do not mark any choices for directors on the proxy card, then your votes will be cast FOR the incumbent directors, Mr. Boyle and Mr. Kuhlers, and no third vote will be cast. Withheld votes for director elections will not be counted either for or against any nominee because directors are elected by plurality vote, meaning that the persons receiving the greatest number of votes relative to the other nominees will be elected. If you mark fewer than three choices on the proxy card, the proxies will vote your units ONLY for the nominee(s) you have selected. If you mark contradicting choices on the proxy card, such as both for and withhold for a nominee, your votes will not be counted with respect to the director nominee(s) for whom you have marked contradicting choices. If you vote for more than three nominees, your votes will not be counted with respect to ANY of the nominees you have selected. If any nominee should withdraw or otherwise become unavailable, which is not expected, such nominee's votes will be disregarded in determining which nominees received the greatest number of votes. Members who neither submit a proxy card nor attend the meeting will not be counted as either a vote for or against any nominee in the election of directors. Anyone who submits a signed proxy card will be treated as present at the meeting for purposes of determining a quorum.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE IINCUMBENT DIRECTORS MR. BOYLE AND MR. KUHLERS.

Biographical Information for Non-nominee Directors

Maurice Hyde, Director, Age 67. Mr. Hyde has served as a director since our 2010 annual meeting. Mr. Hyde's current term expires on the date of our 2015 annual meeting. Mr. Hyde serves as the chairperson of our Risk Management Committee. From 1978 until 2007, Mr. Hyde was the President and CEO of United Suppliers, Inc. of Eldora, Iowa. From 2007 until 2010, Mr. Hyde was a consultant for United Suppliers, Inc. assisting in the transition of the new CEO following Mr. Hyde's retirement. United Suppliers, Inc. is an agriculture wholesale and retail input company with distribution in 17 Midwest states with annual sales in excess of $1 billion and approximately 650 employees. Mr. Hyde is also a director of Hardin County Saving Bank, a private company, and the North Central Railroad, a private company.

Christine Marchand, Director, Age 35. Ms. Marchand has served as a director since our 2010 annual meeting. Ms. Marchand's current term expires on the date of our 2015 annual meeting. Ms. Marchand serves on the audit committee. On December 15, 2008, the board of directors appointed Ms. Marchand as Treasurer/Chief Financial Officer of the Company pursuant to the Management Services Agreement. Ms. Marchand resigned as the Company's Treasurer/Chief Financial Officer as of January 1, 2010. Ms. Marchand serves as the Chief Financial Officer for Golden Grain Energy, LLC, where she has held that position since 2005. Prior to her employment at Golden Grain Energy, LLC, Ms. Marchand was the controller at Kiefer Built, LLC and was an accountant for a public accounting company. Ms. Marchand holds an inactive CPA certificate. Ms. Marchand serves on the board of directors of Marchand Investments, Inc., a privately held company.

Bernard Retterath, Director, Age 72. Mr. Retterath served as a director of the Company from our inception to our 2010 annual meeting, and held the office of Treasurer from our inception through December 15, 2008, when the Company executed the Management Services Agreement with Golden Grain Energy, LLC. Mr. Retterath's current term expires on the date of our 2015 annual meeting. Mr. Retterath has operated a farm in Mitchell County Iowa called B & B Farms since 1964 and a trucking operation called B & B Trucking from 2003 to the present. Mr. Retterath previously served in the Army Division of the United

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States Military. Mr. Retterath previously served on the board of directors of Golden Grain Energy, LLC, a publicly reporting company. Mr. Retterath currently serves on the board of directors of B & B Farms, a private company and B & B Trucking, a private company.

Mathew Driscoll, Director, Age 33. Mr. Driscoll presently serves as a director of the Company and serves on the audit committee. Mr. Driscoll was first elected to the Board at the Company's 2010 annual meeting and was re-elected at the Company's 2011 annual meeting. Mr. Driscoll's term expires at the Company's 2014 annual meeting. From 2001 until 2009, Mr. Driscoll was a financial adviser for Tuve Investments, Inc. of Waterloo, Iowa. In 2009, Mr. Driscoll first was employed by MidWestOne Financial Group of Cedar Falls Iowa from January 2009 until March 2009. Since June 2009, Mr. Driscoll has been employed by Christensen and Driscoll Financial Services, Inc. In each of his previous positions, Mr. Driscoll has provided financial investment advice to individuals and businesses. Mr. Driscoll also sits on the board of directors of Christensen and Driscoll Financial Services, Inc., a private company.

Robert Sieracki, Director, Age 72. Mr. Sieracki was elected to the Board at the Company's 2011 annual meeting. Mr. Sieracki's term expires at the Company's 2014 annual meeting. Since 1985, Mr. Sieracki has owned and operated income producing real estate in St. Paul, Minnesota. From 1995 until 2010, Mr. Sieracki was a Commander and Coxswain in the United States Coast Guard Auxiliary. From 1999 until 2008, Mr. Sieracki was a boat captain for Marine Max located in Oakdale, Minnesota where he inspected and delivered boats to customers as well as providing them instruction on the proper operation of their new boats.

Biographical Information for Appointed Directors

Leslie Hansen, Appointed Director, Age 59. Ms. Hansen has served as a director of the Company since her appointment by Golden Grain Energy, LLC in September 2011, pursuant to Golden Grain's right of appointment under Section 5.3(f) of the Operating Agreement. Ms. Hansen will serve indefinitely as a director on the Board at the pleasure of Golden Grain Energy, LLC for so long as it satisfies the conditions of Section 5.3(f) of the Operating Agreement. In addition to her service to the Company, Ms. Hansen also sits on the board of directors of Golden Grain Energy, LLC, a publicly reporting company. Ms. Hansen has served as the Vice President/CFO of Precision of New Hampton, Inc. from 1986 to the present, where she performs managerial and financial duties. From 2002 to the present, Ms. Hansen has served as Vice President/CFO of Hotflush, Inc., where she performs accounting and tax preparation duties. In addition, Ms. Hansen is the President of Sizzle X, Inc., an investment firm located in New Hampton, Iowa.

Edward Hatten, Appointed Director, Age 66. Mr. Hatten has served as a director of the Company since he was appointed by Steven Retterath to the Board on December 3, 2007, pursuant to Mr. Retterath's right of appointment under Section 5.3(f) of the Operating Agreement. Mr. Hatten will serve indefinitely as a director on the Board at the pleasure of Mr. Retterath for so long as he satisfies the conditions of Section 5.3(f) of the Operating Agreement. Mr. Hatten has been retired for over five years following a career in the crop protection industry, where he owned and operated Northland Helicopters, Inc, headquartered in Stacyville, Iowa. Northland Helicopters offered pesticide protection services to area farmers and other agricultural producers.

Steven Retterath, Appointed Director, Age 68. Mr. Retterath has served as a director of the Company since he appointed himself to the position on December 3, 2007, pursuant to his right of appointment under Section 5.3(f) of the Operating Agreement. Mr. Retterath will serve indefinitely as a director on the Board at his pleasure for so long as he satisfies the conditions of Section 5.3(f) of the Operating Agreement. Mr. Retterath has been retired since 2002 from a long career in the industrial crane rental business. Prior to his retirement, he was the principal owner and President of General Crane, Inc., an industrial crane rental business headquartered in Pompano Beach, Florida.

Executive Officers and Significant Employees

Dave Finke, Chief Financial Officer, Age 38. On April 4, 2011, the Board appointed Mr. Finke as the Chief Financial Officer of the Company. Mr. Finke will serve as the Company's Chief Financial Officer indefinitely at the pleasure of the Board or until his earlier death, disability or resignation. Mr. Finke previously served as the Plant Controller for Flint Hills Resources from September 2010 until he was appointed Chief Financial Officer of the Company. Mr. Finke was also the Plant Controller for Hawkeye Growth from October 2008 until September 2010. From November 2007 until October 2008, Mr. Finke was Assistant Controller for Professional Insurance Planners and from May 2004 until November 2007, Mr. Finke was Controller for Fred Hoiberg's Clarion Auto Center. Mr. Finke also serves as a director of Renewable Products Marketing Group (RPMG), a private company.

Kevin Howes, Operations Manager, Age 42. Mr. Howes was hired as the Company's Operations Manager in November 2008. Mr. Howes is responsible for all of the ethanol plant operations, including grain handling, product loadout, production, maintenance, and our laboratory. Mr. Howes supervises 32 of the Company's full time employees. Prior to his employment with

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the Company, from August 2007 until November 2008, Mr. Howes was the Senior Project Engineer for Best Energies in Madison, Wisconsin. Mr. Howes was in charge of business development and technical support for biodiesel operations and corn oil recovery systems. From January 2005 until August 2007, Mr. Howes was the Technical Manager of the Poet Biorefining ethanol plant in Coon Rapids, Iowa. Mr. Howes was responsible for plant operations including the operations and laboratory staff of 20 full time employees. Mr. Howes will continue as the Company's Operations Manager at the pleasure of the Board.

Stan Wubbena, Commodity Manager, Age 59. Mr. Wubbena was hired as the Company's Commodity Manager in October 2008. Mr. Wubbena is responsible for coordinating the purchase of all of the corn the Company uses to produce ethanol distiller's grains and corn oil. Prior to his employment with the Company, from March 1987 until October 2008, Mr. Wubbena was employed by Agri Grain Marketing/AGRI Bunge in McGregor, Iowa as a Terminal Elevator Manager. In his position with AGRI Bunge, Mr. Wubbena was responsible for managing the grain facility, purchasing grain and hedging grain. The facility that Mr. Wubbena managed purchased approximately 35-44 million bushels of grain per year. Mr. Wubbena will continue as the Company's Commodity Manager at the pleasure of the Board.

Family Relationships

Steven Retterath, a current appointed director and member of the Company, is the brother of Bernard Retterath who is a director and member of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). Each of the members of the Company who beneficially own 5% or more of the Company's units has sole voting and sole investment power for all units beneficially owned by that member. Each of our 5% owners can be contacted at the Company's address, Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

As of February 22, 2013 the following members beneficially owned 5% or more of our outstanding units:

Title of Class	Name of Beneficial Owners	Amount of Beneficial Ownership of Units	Percent of Class
Units	Steven Retterath	25,860	28.59%
Units	Golden Grain Energy, LLC	5,000	5.53%

SECURITY OWNERSHIP OF MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person. Each of our directors, nominees, and executive officers can be contacted at the Company's address, Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

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As of February 22, 2013, members of the Board, nominees and certain of our named executive officers own units as follows:

Title of Class	Name of Beneficial Owners	Amount of Beneficial Ownership of Units	Percent of Class
Units	James Boeding, Director	995	1.10%
Units	Patrick Boyle, Director and Nominee	150	*
Units	Mathew Driscoll, Director (1)	25	*
Units	Keith Eastman, Nominee	150	*
Units	David Finke, Chief Financial Officer	—	—
Units	Leslie Hansen, Appointed Director (2)	2,133	2.36%
Units	Edward Hatten, Appointed Director	50	*
Units	Kevin Howes, Operations Manager	—	—
Units	Maurice Hyde, Director	100	*
Units	Chad Kuhlers, Director and Nominee (3)	100	*
Units	Christine Marchand, Director (4)	25	*
Units	Bernard Retterath, Director (5)	575	*
Units	Steven Retterath, Appointed Director	25,860	28.59%
Units	Robert Sieracki, Director (6)	400	*
Units	Walter Wendland, Chief Executive Officer/Nominee (7)	100	*
Units	Stan Wubbena, Commodity Manager (8)	12	*
	Totals:	30,675	33.92%

(*) Indicates that the membership units owned represent less than 1% of the outstanding units.
(1) Mr. Driscoll jointly owns these 25 units with his spouse and mother. Mr. Driscoll shares investment and voting power with respect to these 25 units with his spouse and his mother.
(2) Ms. Hansen beneficially owns 980 units through Sizzle X, Inc. with her spouse, 1,103 units through Precision Employee Investment Fund, and 50 units jointly with her spouse.
(3) Mr. Kuhlers beneficially owns 100 units through his ownership of CEK Investments, Inc. Mr. Kuhlers shares voting and investment power with respect to these 100 units with his spouse.
(4) Ms. Marchand owns 25 units through Marchand Investments, Inc. with her spouse. Ms. Marchand shares voting and investment power with respect to these 25 units with her spouse.
(5) Mr. B. Retterath owns 25 units individually and 550 units jointly with his spouse. Mr. Retterath shares voting and investment power with respect to these 550 units with his spouse.
(6) Mr. Sieracki owns these 400 units jointly with his spouse. Mr. Sieracki shares voting and investment power with respect to these 400 units with his spouse.
(7) Mr. Wendland owns 100 units jointly with his spouse. Mr. Wendland shares voting and investment power with respect to these 100 units with his spouse.
(8) Mr. Wubbena beneficially owns the 12 units which are owned by his spouse.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

The Board generally meets once per month. The Board held twelve regularly scheduled meetings during the fiscal year ended December 31, 2012. Each director attended at least 75% of the meetings of the Board and committees of the Board during the fiscal year ended December 31, 2012.

The Board does not have a formalized process for holders of membership units to send communications to the Board. The Board feels this is reasonable given the accessibility of our directors. Members who wish to communicate with the Board are free to do so by contacting a director. The names of our directors and their phone numbers are listed on the Company's website at www.homelandenergysolutions.com or are available by calling the Company's office at (563) 238-5555.

The Board does not have a policy with regard to director attendance at annual meetings. Last year, all of the directors attended the Company's annual meeting. Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

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Director Independence

During our 2012 fiscal year, all of our directors and director nominees were independent, as defined by NASDAQ Rule 5605(a)(2), with the exception of Chad Kuhlers and Walter Wendland. Mr. Kuhlers and Mr. Wendland are not considered independent because each has served as executive officers of the Company within the last three years. In evaluating the independence of our directors and nominees, we considered the following factors as set forth in NASDAQ Rule 5605(a)(2): (i) the business relationships of our directors and nominees; (ii) positions our directors and nominees hold with other companies; (iii) family relationships between our directors and nominees and other individuals involved with the Company; (iv) transactions between our directors/nominees and the Company; and (v) compensation arrangements between our directors/nominees and the Company.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a President/Chief Executive Officer that is separate from the Chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee.

Code of Ethics

The Board has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and directors, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available free of charge on written request to Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

Audit Committee

The Company has a separately-designated standing audit committee. The audit committee of the Board operates under a charter adopted by the Board in February 2009. A copy of the audit committee charter is available on the Company's website, www.homelandenergysolutions.com. Under the charter, the audit committee must have at least three members. Our audit committee members are Christine Marchand, Patrick Boyle, James Boeding and Mathew Driscoll. The audit committee held four meetings during the Company's 2012 fiscal year. Each of the members of the audit committee attended at least 75% of the audit committee meetings.
The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Our audit committee charter requires a majority of our audit committee to be "independent" in accordance with the definition provided for in such charter, and under such definition, all members of our audit committee are independent. All of our audit committee members are independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2). The Board has determined that Christine Marchand qualifies as an audit committee financial expert based on her prior education and position as the Chief Financial Officer of a publicly reporting company.
Audit Committee Report

The audit committee delivered the following report to the Board on February 20, 2013. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent accountant is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2012. The committee has discussed with McGladrey & Pullen, LLP, its independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee has received and reviewed the written

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disclosures and the letter to management from McGladrey & Pullen, LLP, as required by Rule 3526, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm their independence. The committee has considered whether the provision of services by McGladrey & Pullen, LLP, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, are compatible with maintaining McGladrey & Pullen, LLP's independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2012.

Audit Committee
Christine Marchand, Chair
James Boeding
Patrick Boyle
Mathew Driscoll

Independent Registered Public Accounting Firm

The audit committee selected McGladrey & Pullen, LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2013. A representative of McGladrey & Pullen, LLP is expected to be present at the 2013 Annual Meeting to respond to appropriate questions from the members and will have an opportunity to make a statement if they desire.

Audit Fees
The aggregate fees billed to the Company by the independent registered public accounting firm, McGladrey & Pullen LLP and its affiliate, RSM McGladrey, Inc. (effective December 1, 2012 McGladrey & Pullen, LLP acquired RSM McGladrey, Inc.) during our 2012 and 2011 fiscal years are as follows:

Category	Fiscal Year	Fees
Audit Fees(1)	2012	$81,650
	2011	85,000
Audit-Related Fees	2012	—
	2011	—
Tax Fees	2012	20,135
	2011	15,500
All Other Fees(2)	2012	—
	2011	1,885

(1)    Audit fees consist of fees for services rendered related to the Company's fiscal year end audits and quarterly reviews.

(2)    All other fees includes fees billed for SEC related consultations.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

100% of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Nominating Committee

The Board appointed Maurice Hyde (Chairperson), Christine Marchand, Bernard Retterath and Jim Erickson to the nominating committee for the fiscal year ended December 31, 2012. The nominating committee held one meeting to nominate candidates for the 2013 Annual Meeting. Each member of the nominating committee attended at least 75% of the nominating committee meetings.

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The nominating committee oversees the identification and evaluation of individuals qualified to become directors and nominates the director nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Identify, recruit and evaluate candidates for open director positions on the Board, including incumbent directors;

•	Make recommendations to the Board concerning the composition of the Board, including its size and qualifications for membership;

•	Develop a nomination process for director candidates;

•	Annually nominate candidates to run for election or re-election to the Board; and

•	Present to the Board, as necessary, candidates to fill vacancies on the Board.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business, legal, technical/engineering, accounting and financial background and experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from family, material business or professional relationships with the Company);

•	Lack of potential conflicts of interest with the Company;

•	A candidate's reputation for integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•
Specific needs of the Board relative to any particular candidate so that the overall composition of the Board reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

The nominating committee does not operate under a charter. The nominating committee does not have a policy for receiving nominations for director positions from the Company's members. The Company believes this is reasonable because the Operating Agreement provides a procedure for the members to nominate individuals to stand for election as directors. The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Each member of the nominating committee is independent under the NASDAQ definition of independence. The nominating committee does not have a formal policy regarding consideration of diversity in identifying director nominees, however, any member may nominate a director nominee pursuant to the procedures described below.

The Board and nominating committee personally solicited nominations for individuals to stand for election at the 2013 Annual Meeting and notified the members that the nominating committee was accepting applications in the Company's newsletter. The Company, through the nominating committee, received the names of ten potential nominees from the members and the nominating committee nominated four of these potential nominees to stand for election at the 2013 Annual Meeting.

Member Nominations for the 2014 Annual Meeting

Nominations for Director Positions

Notice of member nominations for the election of directors for the 2014 annual meeting must be submitted in writing to the Company by October 25, 2013, either by personal delivery or by United States Mail, postage prepaid, to the Secretary of the Company. The Company suggests that nominations for the 2014 annual meeting of the members be submitted by certified mail-return receipt requested.

The notice of member nominations must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the director's seat to be filled at the next election of directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded. In addition, the Company may require any proposed

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nominee to furnish such other information that may be reasonably required to determine the eligibility of such nominee to serve as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We engaged in the following transaction with a related party during our fiscal year ended December 31, 2012:

Management Services Agreement with Golden Grain Energy, LLC

Golden Grain Energy, LLC ("Golden Grain") is currently the owner of 5,000 membership units, or 5.53% of the Company's outstanding units. On December 15, 2008, the Company entered into a Management Services Agreement with Golden Grain for the purpose of sharing certain management employees, which agreement was amended and restated on December 15, 2011. Pursuant to the Management Services Agreement, the Company agreed to split the costs of certain management employees with Golden Grain in an effort to reduce our administrative overhead costs.

The total costs that the Company incurred under the Management Services Agreement for fiscal year 2012 was approximately $119,000 and approximately $244,000 for fiscal year 2011.

Related Party Transaction Review Policies and Procedures

The Board reviews all transactions with related parties, as that term is defined by Item 404 of SEC Regulation S-K, or any transaction in which related persons have an indirect interest. The Company's operating agreement includes a written policy that requires that any such related transaction be made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party. Further, the Company's operating agreement requires our directors to disclose any potential financial interest in any transaction being considered by the Board. The Company is not aware of any related party transactions that were approved during the Company's 2012 fiscal year which did not comply with this policy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following individuals were part of our management team for our fiscal year ended December 31, 2012: Walter Wendland served as our Chief Executive Officer, David Finke served as our Chief Financial Officer, Kevin Howes served as our Operations Manager, and Stan Wubbena served as our Commodity Manager. Throughout this proxy statement, these individuals are referred to as the "executive officers." Subject to the terms of the Management Services Agreement discussed below, the Company sets the compensation paid to the executive officers that are employees of the Company and Golden Grain sets the compensation paid to the executive officers that are employees of Golden Grain.

Executive Compensation Committee

In April 2010, we established an executive compensation committee. Edward Hatten, Leslie Hansen, James Boeding and Patrick Boyle sit on our executive compensation committee. Each member of the executive compensation committee is independent under the NASDAQ definition of independence. The compensation committee does not operate under a charter. The compensation committee participates in benchmarking surveys and uses this information to establish compensation for the Company's employees, including the executive officers. During our 2012 fiscal year, the executive compensation committee held three meetings, and each member of the committee attended at least 75% of the meetings.
The executive compensation committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The executive compensation committee considers compensation paid to the Company's employees, subject to the terms of the Management Services Agreement described above.

The executive compensation committee is responsible for exploring compensation arrangements for our executive officers, including determining whether compensation paid to our executive officers is competitive with other companies in our industry.

The executive compensation committee of the Board has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The executive compensation committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive.

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The executive compensation committee:

(1)	establishes and administers a compensation policy for the executive officers;

(2)	reviews and approves the compensation policy for all of our employees other than executive officers;

(3)	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(4)	reviews and monitors our succession plans;

(5)	approves awards to employees pursuant to our incentive compensation plans; and

(6)	approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

All of the committee's actions are reported to the Board and, where appropriate, submitted to the Board for ratification. From time to time, the compensation committee may delegate to the Chief Executive Officer the authority to implement certain decisions of the committee, to set compensation for lower executive officers, including the Company's Chief Financial Officer, Operations Manager and Commodity Manager, or to fulfill administrative duties.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

To achieve these objectives, the executive compensation committee expects to implement and maintain compensation plans that tie a portion of the executives' overall compensation to the Company's financial performance.

Management Services Agreement

On December 15, 2008, we entered into a Management Services Agreement with Golden Grain Energy, LLC ("Golden Grain"). The purpose of this agreement was to share certain management resources between the Company and Golden Grain. During our fiscal year ended December 31, 2012, our Chief Executive Officer was employed by Golden Grain. We no longer share any other positions with Golden Grain. Pursuant to the Management Services Agreement, we agreed to split the compensation costs associated with our Chief Executive Officer with Golden Grain. The compensation costs that are shared between the Company and Golden Grain include 50% of the base salary and benefits of our Chief Executive Officer along with 50% of the employee costs for our Chief Executive Officer, including employee taxes and worker's compensation insurance reimbursements. Our other executive officers, including our Chief Financial Officer David Finke, our Operations Manager Kevin Howes and our Commodity Manager Stan Wubbena are employees of the Company and are not shared with Golden Grain.

Golden Grain's employees receive bonuses and other forms of compensation that are directly related to the financial performance of Golden Grain. Pursuant to the terms of the Management Services Agreement, the Company does not reimburse Golden Grain for these bonus costs. The terms of the Management Services Agreement provide that the Company may pay bonuses to the employees of Golden Grain if it decides to do so.

Pursuant to the terms of the Management Services Agreement, the Company is obligated to reimburse Golden Grain for increases in the salaries of its employees that are shared with the Company to the extent of cost of living adjustments announced by the United States Department of Labor. However, the Company can agree to any additional increase to the compensation paid to any of the shared employees, in which case, the Company would be responsible for reimbursing Golden Grain for 50% of the increased cost associated with the employee in question.

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Executive Compensation

During our 2012 fiscal year, our Executive Compensation Committee reviewed the compensation paid to the Company's management employees. We expect our Executive Compensation Committee to perform this evaluation approximately annually. The performance of each management employee whose compensation is set by the Company was discussed by the Board. The Board received input and salary recommendations from our Chief Executive Officer regarding the management employees that report to him. In addition, the Board received input and salary recommendations from our Operations Manager regarding the performance of the management employees that report to him. Following these reports and recommendations, the Board approved the salaries of the Company's management employees.

In addition, the Board reviews management's performance pursuant to the Management Services Agreement with Golden Grain approximately semi-annually. A part of this semi-annual review includes decisions and approvals regarding compensation reimbursement by the Company to Golden Grain.

The Chief Executive Officer has been delegated authority to set compensation for certain management and non-management employees that report to him and to fulfill administrative duties related to compensation decisions of the Board.

Compensation Components

Base Salary

Base salaries for the executive officers which are employed by the Company are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience. The base salaries of the employees that we share with Golden Grain are set by Golden Grain. The Company's obligation to reimburse these shared employees is established by the Management Services Agreement.

Executive Compensation Plan

Certain members of the Company's management team, including the Company's Chief Executive Officer, Walt Wendland, Chief Financial Officer, Dave Finke, Operations Manager Kevin Howes and Commodity Manager Stan Wubbena (the "Management Team") participate in our Executive Compensation Plan. This Executive Compensation Plan was adopted by the Company effective as of January 1, 2011. The plan provides for an annual bonus to be paid to the Management Team based on the Company's net income and subject to certain reductions based on contingencies in the Executive Compensation Plan.

Net Income Bonus

Pursuant to the Executive Compensation Plan, the Company will pay to the Management Team an annual bonus equal to 1% of the Company's net income, provided that the Company's net income is greater than 10% of the total amount of capital that was invested in the Company, less amounts paid by the Company to redeem its membership units. The net income bonus may be decreased by up to 50% in the event that the Company experiences a lost time accident during the fiscal year in which the net income bonus is accrued, and up to 100% if the Company experiences two or more lost time accidents during any fiscal year in which the net income bonus is accrued. Further, in the event the other employees of the Company do not receive a bonus in any fiscal year, up to 100% of the net income bonus will be forfeited by the Management Team. The executive compensation committee may establish performance goals for the Management Team and in the event the Management Team fails to meet these performance goals, the net income bonus may be reduced by up to 100%.

One-half of the net income bonus is paid shortly after the end of the fiscal year in which the net income bonus is accrued and the rest of the net income bonus is paid 25% one year later and the final 25% two years later. In the event a member of the Management Team ceases employment with the Company prior to the time when any portion of the net income bonus vests, the unvested portion of the net income bonus will lapse.

In the event a member of the Management Team continues employment with the Company for a period of five years, the entire amount of the net income bonus will be vested at the time the net income bonus is awarded. Further, any unvested portion of the net income bonus will immediately vest in the event the Company experiences a change in control as defined in the Executive Compensation Plan. For any shared manager the Company shares with Golden Grain Energy pursuant to the Management Services Agreement who is a member of the Management Team, in the event the Management Services Agreement is terminated through no fault of the member of the Management Team who participates in the net income bonus, the unvested portion of the net income

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bonus payable to the shared manager will not lapse but instead will continue to vest and be paid according to the established vesting schedule.

The one-half of the net income bonus that immediately vests is divided equally between the members of the Management Team. However, any shared manager who participates in the net income bonus only receives one-half representation in determining the amount of the immediately vested net income bonus that will be paid to each member of the Management Team. The portion of the net income bonus that vests over a period of two years is divided between the members of the Management Team based on their relative base salaries. Members of the Management Team who are shared managers only count one-half of their base salaries in determining their portion of the net income bonus that is subject to vesting.

Members of the Management Team may elect to defer all of any portion of the net income bonus in any year. If a member of the Management Team elects to defer payment of any portion of the net income bonus, such deferral shall be for five years. Members of the Management Team may re-defer payment of the net income bonus after the initial deferral period has expired.

For our 2012 fiscal year, the net income bonus was paid to our Chief Executive Officer, Walt Wendland, our Chief Financial Officer, David Finke, our Operations Manager, Kevin Howes, and our Commodity Manager, Stan Wubbena. The Company believes that the net income bonus is reasonable as it ties the bonus paid to these management employees and executive officers to the financial success of the Company and is easily quantified by the Company.

For our fiscal year ended 2012, the Company had a small net profit which did not trigger a bonus under the net income bonus plan. However, the executive compensation committee elected to pay a bonus to the executive officers of approximately $31,000 outside of the net income bonus plan. This bonus was paid one-half to the member of the management team immediately and the other one-half was subject to vesting over a two-year period, with 25% being paid each year. The Company paid an annual bonus for its 2011 fiscal year of approximately $367,000, of which approximately $183,000 was paid in cash and approximately $183,000 was subject to the two year vesting period. The Company paid an annual bonus for its 2010 fiscal year of approximately $108,000 which was paid in cash. The Company did not have an Executive Compensation Plan in place for its 2010 fiscal year.

The table belows shows the dates on which the net income bonus that was awarded for our 2011 fiscal year will be vested for the Management Team and the amount that will be vested for each of our participating executive officers. The net income bonus will be paid by the Company within a reasonable time after the vesting date.

	VESTING DATES AND AMOUNTS FOR 2011 NET INCOME BONUS
Participant	December 31, 2011	December 31, 2012	December 31, 2013	TOTAL
Walter Wendland	$28,247	$22,482	$22,482	$73,210
David Finke	42,370	11,027	11,027	64,425
Kevin Howes	56,494	29,940	29,940	116,375
Stan Wubbena	56,494	28,353	28,353	113,201

The table belows shows the dates on which the net income bonus that was awarded for our 2012 fiscal year will be vested for the Management Team and the amount that will be vested for each of our participating executive officers. The net income bonus will be paid by the Company within a reasonable time after the vesting date.

	VESTING DATES AND AMOUNTS FOR 2011 NET INCOME BONUS
Participant	December 31, 2012	December 31, 2013	December 31, 2014	TOTAL
Walter Wendland	$3,322	$1,660	$1,660	$6,642
David Finke	2,899	1,450	1,450	5,799
Kevin Howes	4,807	2,404	2,404	9,615
Stan Wubbena	4,502	2,251	2,251	9,004

Benefits and Perquisites

We do not provide any material executive perquisites. We have no supplemental retirement plans or pension plans and we have no intentions of implementing any such plans in our 2012 fiscal year.

17

No Pension Benefit Plan, Change of Control or Severance Agreements

We offer no pension benefit plans to our executive officers. Our executive officers do not have change of control or severance agreements, which means the Board retains discretion over severance arrangements if it decides to terminate their employment. However, if we were to experience a change in control, any un-vested net income bonus awards would immediately vest pursuant to our Executive Compensation Plan.

Accounting and Tax Treatment of Awards

None of our executive officers, directors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Interlocks and Insider Participation

None of the members of the executive compensation committee is or has been an employee of the Company. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of our executive officers.

Executive Compensation Committee Report

The executive compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the executive compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

    Executive Compensation Committee
Edward Hatten, Chair
Leslie Hansen
Patrick Boyle
James Boeding

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last three fiscal years to our Chief Executive Officer, Chief Financial Officers, Operations Manager, and Commodity Manager. However, Walter Wendland is employed by Golden Grain Energy, LLC. The table below shows the total base salary of Walter Wendland paid by Golden Grain Energy, LLC. Pursuant to the terms of the Management Services Agreement, the Company is only responsible for paying half of the total salary, benefits and other costs of any shared managers during the term of the Management Services Agreement. The footnote to the Summary Compensation Table lists the Company's reimbursement obligations with respect to the Management Services Agreement. David Finke, Kevin Howes and Stan Wubbena were employees of the Company and 100% of their compensation was paid by the Company. As of December 31, 2012, none of our directors or executive officers had any options, warrants, or other similar rights to purchase securities of the Company.

18

		Annual Compensation
Name and Position	Fiscal Year	Salary	Bonus(1)	Total Compensation
Walter Wendland, CEO(2)	2012	$217,649	$6,643	$224,292
	2011	207,212	73,210	280,422
	2010	180,000	11,465	191,465
David Finke, CFO(3)	2012	95,000	5,799	100,799
	2011	52,116	64,425	116,541
Kevin Howes, Plant Manager(4)	2012	157,500	9,615	167,115
	2011	141,500	116,375	257,875
	2010	141,500	12,615	154,115
Stan Wubbena, Commodity Manager(5)	2012	147,500	9,004	156,504
	2011	134,000	113,201	247,201
	2010	134,000	11,927	145,927
(1) A portion of each executive officer's annual bonuses for fiscal years 2011 and 2012 is subject to vesting over a two year period.
(2) The Company reimbursed Golden Grain approximately $119,000 during our 2012 fiscal year, $106,248 during our 2011 fiscal year and $90,000 during our 2010 fiscal year for Mr. Wendland's services pursuant to the Management Services Agreement. Mr. Wendland's bonuses in fiscal years 2012 and 2011 were in part subject to vesting as provided in the tables above. Mr. Wendland's bonus in fiscal year 2010 was paid $11,465 in cash.
(3) David Finke was appointed Chief Financial Officer as of April 4, 2011. Mr. Finke's bonuses in fiscal years 2012 and 2011 were in part subject to vesting as provided in the tables above.
(4) Mr. Howe's bonuses in fiscal years 2012 and 2011 were in part subject to vesting as provided in the tables above. Mr. Howe's bonus in fiscal year 2010 was paid $12,615 in cash.
(5) Mr. Wubbena's bonuses in fiscal years 2012 and 2011 were in part subject to vesting as provided in the tables above. Mr. Wubbena's bonus in fiscal year 2010 was paid $11,927 in cash.

DIRECTOR COMPENSATION

In April 2010, the Company started providing compensation to its directors who attend monthly board meetings. Starting in July 2012, the director compensation rates were increased from $1,000 per month to $1,300 per month with the Chairman of the Board's compensation increasing from $1,500 per month to $1,800 per month. Directors are paid a monthly fee, regardless of the number of meetings they attend. Directors are entitled to one excused and paid absence per year.

		Annual Compensation
Name	Fiscal Year	Fees Earned or Paid in Cash	All Other Compensation	Total Compensation
James Boeding	2012	$19,800	$—	$19,800
Patrick Boyle	2012	13,800	—	13,800
Jerry Calease (1)	2012	3,250	—	3,250
Mathew Driscoll	2012	13,800	—	13,800
Leslie Hansen	2012	12,800	—	12,800
Edward Hatten	2012	13,800	—	13,800
Maurice Hyde	2012	14,300	—	14,300
Chad Kuhlers	2012	13,800	—	13,800
Christine Marchand	2012	13,800	—	13,800
Bernard Retterath	2012	10,800	—	10,800
Steven Retterath	2012	13,800	—	13,800
Robert Sieracki	2012	13,800	—	13,800

(1)    Mr. Calease ceased to be a director at the Company's 2012 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes

19

in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and directors, all Section 16(a) filings were made during the Company's 2012 fiscal year.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2012, accompanies this proxy statement.

These proxy materials are being delivered pursuant to the Internet Availability of Proxy Materials rules promulgated by the SEC. The Company will provide each member solicited a printed or e-mail copy of the Proxy Statement, Proxy Card and Annual Report on Form 10-K without charge within three business days of receiving a written request. Members should direct any requests for a printed or e-mail copy of the proxy materials as follows: (i) by calling our office at (563) 238-5555 or toll free at (866) 238-7879; (ii) by written request to Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154; (iii) by e-mail at info@homelandenergysolutions.com; or (iv) on our website at www.homelandenergysolutions.com on or before March 25, 2013, to facilitate timely delivery. The Company will provide each member solicited a copy of the exhibits to the Annual Report on Form 10-K upon written request and payment of specified fees. The 2012 Annual Report on Form 10-K complete with exhibits and the Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the EDGAR database available from the SEC's Internet site (www.sec.gov).

The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. The rule allows the Company to send a single Notice of Internet Availability of Proxy Materials to any household at which two or more members reside unless the Company has received contrary instructions from one or more member(s). This practice, known as "householding," is designed to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs. Each member will continue to receive a separate proxy card. If you wish to receive a separate Notice of Internet Availability of Proxy Materials than that sent to your household, either this year or in the future, you may contact the Company by telephone at (563) 238-5555; by e-mail at info@homelandenergysolutions.com; or by written request at Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154 and the Company will promptly send you a separate Notice of Internet Availability of Proxy Materials. If members of your household receive multiple copies of our Notice of Internet Availability of Proxy Materials, you may request householding by contacting the Company by telephone at (563) 238-5555 or by written request to Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154.

SCHEDULE 1
AMENDED AND RESTATED OPERATING AGREEMENT

AMENDED AND RESTATED OPERATING AGREEMENT

OF

HOMELAND ENERGY SOLUTIONS, LLC

Dated: Effective ___________, 2013

AMENDED AND RESTATED OPERATING AGREEMENT
OF
HOMELAND ENERGY SOLUTIONS, LLC

5.8 Notice	15
5.9 Conduct of Meeting	15
5.10 Quorum	15
5.11 Manner of Acting; Informal Action	15
5.12 Presumption of Assent	15
5.13 Removal of Directors	15
5.14 Vacancies	15
5.15 Compensation	15
5.16 Committees; Authority	16
5.17 Voting; Potential Financial Interest	16
5.18 Duties and Obligations of Directors	16
5.19 Officers	16
5.20 Execution of Instruments	17
5.21 Limitation of Liability; Indemnification	17

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS	18
6.1 Membership Units	18
6.2 Certificates; Surrender for Transfer	18
6.3 Members	18
6.4 Additional Members	18
6.5 Members' Voting Rights	18
6.6 Member Meetings	18
6.7 Place of Meeting	18
6.8 Conduct of Meetings	19
6.9 Notice	19
6.10 Contents of Notice	19
6.11 Adjourned Meetings	19
6.12 Waiver of Notice	19
6.13 Fixing of Record Date	19
6.14 Quorum and Proxies	19
6.15 Voting; Action by Members	19
6.16 Termination of Membership	20
6.17 Continuation of the Company	20
6.18 No Member Right of Redemption or Return of Capital	20
6.19 Waiver of Dissenters Rights	20
6.20 Loans	20
6.21 Limitation on Ownership	20

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS	20
7.1 Accounting, Books and Records	20
7.2 Delivery to Members and Inspection	20
7.3 Reports	21
7.4 Tax Matters	21

ARTICLE VIII. AMENDMENTS	21
8.1 Amendments	21

ARTICLE IX. TRANSFERS	22
9.1 Restrictions on Transfers	22
9.2 Permitted Transfers	22
9.3 Conditions Precedent to Transfers	22
9.4 Prohibited Transfers	23
9.5 No Dissolution or Termination	23
9.6 Prohibition of Assignment	23
9.7 Rights of Unadmitted Assignees	23
9.8 Admission of Substitute Members	23
9.9 Representations Regarding Transfers	24
9.10 Distributions And Allocations In Respect of Transfer Units	24
9.11 Additional Members	25

ARTICLE X. DISSOLUTION AND WINDING UP	25
10.1 Dissolution	25
10.2 Winding Up	25
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	25
10.4 Deemed Distribution and Recontribution	26
10.5 Rights of Unit Holders	26
10.6 Allocations During Period of Liquidation	26
10.7 Character of Liquidating Distributions	26
10.8 The Liquidator	26
10.9 Forms of Liquidating Distributions	26

ARTICLE XI. MISCELLANEOUS	26
11.1 Notices	26
11.2 Binding Effect	27
11.3 Construction	27
11.4 Headings	27
11.5 Severability	27
11.6 Incorporation By Reference	27
11.7 Variation of Terms	27
11.8 Governing Law	27
11.9 Waiver of Jury Trial	27
11.10 Counterpart Execution	27
11.11 Specific Performance	27
11.12 No Third Party Rights	27

AMENDED AND RESTATED OPERATING AGREEMENT
OF
HOMELAND ENERGY SOLUTIONS, LLC

THIS AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the ____ day of ________, _______, by and among Homeland Energy Solutions, LLC, an Iowa limited liability company (the “Company”), each of the Persons identified as Members on the Company's Unit Holder Register ~~attached Exhibit "A"~~ and any other Persons that may from time-to-time be ~~subsequently~~ admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.

In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. THE COMPANY

1.1    Formation. The Company was formed as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on December 7, 2005.

1.2    Name. The name of the Company shall be “Homeland Energy Solutions, LLC,” and all business of the Company shall be conducted in such name.

1.3    Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and by-product production facilities; (ii) process feedstock into ethanol and related by-products, and market such ethanol and by-products; and (iii) engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.

1.4    Principal Place of Business. The Company shall continuously maintain a principal place of business in the State of Iowa, at such location as the Directors may determine. The ~~initial~~ current principal place of business of the Company shall be at ~~951 North Linn Avenue, Lawler, 52154~~ 2779 Highway 24, Lawler, Iowa 52154 or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company's principal place of business.

1.5    Term. The term of the Company commenced on the date the Articles were filed with the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.

1.6    Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa and in any other state in which it is required by law to do so. The name and address of the Company's current ~~initial~~ Registered Agent in Iowa ~~shall be Valerie D. Bandstra~~ is Miranda L. Hughes, 666 Grand Avenue, Suite 2000 ~~Ruan Center~~, Des Moines, Iowa 50309.

1.7    Title to Property. All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each Member's interest in the Company shall be personal property for all purposes.

1.8    Payment of Individual Obligations. The Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9    Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall: (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities. As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Director), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party.

1.10    Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

(a)    “Act” means the Iowa Revised Uniform Limited Liability Company Act, as amended from time to time, or any corresponding provisions of any succeeding law.

(b)    “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)    “Affiliate” means, with respect to any Person ~~or entity~~: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person ~~or entity~~; (ii) any officer, director, general partner, member or trustee of any such Person ~~or entity~~; or (iii) any Person ~~or entity~~ who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person ~~or entity~~, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, managers, or persons exercising similar authority with respect to such Person ~~or entities~~.

(d)    “Agreement” means the Company's Amended and Restated Operating Agreement, as amended from time to time.

(e)    “Articles” means the Company's Articles of Organization on file with the Iowa Secretary of State's Office, as amended from time to time.

(f)    “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.

(g)    “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

(h)    “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member's predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.

(i)    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(j)    “Company” means Homeland Energy Solutions, LLC, an Iowa limited liability company.

(k)    “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(l)    “Debt” means: (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above. Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m)    “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(n)    “Director” means any Person who: (i) is elected as a Director pursuant to Article V of this Agreement or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(o)    “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.

(p)    “Effective Date” means ~~March 9, 2006~~__________.

(q)    “Facilities” means the ethanol and by-product production facilities ~~to be~~ constructed and operated by the Company.

(r)    “Financial Closing” shall mean the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(s)    “Fiscal Year” means: (i) any twelve-month period commencing on ~~December~~ January 1 and ending on ~~November 30~~ December 31 and (ii) the period commencing on the immediately preceding ~~December~~ January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made. The Directors may establish a different Fiscal Year so long as the Fiscal Year chosen is not contrary to the Code or any provision of any state or local tax law.

(t)    “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(u)    “Gross Asset Value” means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(v)    “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.

(w)    “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.

(x)    “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.

(y)    “Member” means any Person: (i) whose name is set forth as such on the Unit Holder Register ~~Exhibit"A" attached hereto or~~ as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.

(z)    “Membership Economic Interest” means collectively, a Member's share of “Profits” and “Losses,” the right to receive distributions of the Company's assets, and the right to information concerning the business and affairs of the Company as required by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

(aa)    “Membership Interest” means collectively, the Membership Economic Interest and the Membership Voting Interest.

(bb)    “Membership Voting Interest” means collectively, a Member's right to vote as set forth in this Agreement or as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter with respect to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.

(cc)    “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

(dd)    “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(ee)    “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ff)    “Officer” means any Person who: (i) is appointed as an Officer pursuant to Section 5.19 of this Agreement or who has otherwise become an Officer pursuant to the terms of this Agreement; and (ii) has not ceased to be an Officer pursuant to the terms of this Agreement. “Officers” mean all such Persons.

(gg)    “Permitted Transfer” has the meaning set forth in Section 9.2 of this Agreement.

(hh)    “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(ii)    “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(jj)    “Property” means all real and personal property owned or acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.

(kk)    “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(ll)    “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.

(mm)    “Related Party” means the adopted or birth relatives of any Person and such Person's spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person's (and such Person's spouse's) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(nn)    “Securities Act” means the Securities Act of 1933, as amended.

(oo)    “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.

(pp)    “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.

(qq)    “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.

(rr)    “Unit Holder” means any Person who is the owner of one or more Units. “Unit Holders” means all such Persons.

(ss)    “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(tt)    “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(uu)    “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

(vv)    “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company's duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder's predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.

ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1    Initial Capital Contributions. The name, address, Capital Contribution and Units quantifying the Membership Interest of each of the Members are set forth on ~~Exhibit "A" attached hereto, and shall also be set forth on~~ the Unit Holder Register.

2.2    Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder's original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units.

2.3    Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)To each Unit Holder's Capital Account there shall be credited: (i) such Unit Holder's Capital Contributions; (ii) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)To each Unit Holder's Capital Account there shall be debited: (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Directors determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company. The Directors also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

ARTICLE III. ALLOCATIONS

3.1    Profits. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2    Losses. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3    Special Allocations. The following special allocations shall be made in the following order:

(a)    Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)    Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)    Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)    Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.

(e)    Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)    Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)    Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4    Regulatory Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5    Loss Limitation. Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6    Other Allocation Rules.

(a)    For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

(b)    The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(c)    Solely for purposes of determining a Unit Holder's proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders' aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d)    Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder's Units bears to the total number of Units issued and outstanding.

3.7    Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10(u~~t~~) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

3.8    Tax Credit Allocations. All income tax credits with respect to the Company's property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.

ARTICLE IV. DISTRIBUTIONS

4.1    Net Cash Flow. Subject to the terms and conditions of any applicable loan covenants and restrictions, the Directors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2    Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3    Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.

ARTICLE V. MANAGEMENT

5.1    Directors. Except as otherwise provided in this Agreement or required by law, the Directors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable. Subject to Section 5.6 of this Agreement and any other express provisions of this Agreement to the contrary, the business and affairs of the Company shall be managed by and under the direction of the Directors and not by the Members. Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.1, or the adoption of any provision inconsistent herewith, shall require the approval of a majority of the Membership Voting Interests.

5.2    Number of Directors. The total number of initial Directors of the Company shall be a minimum of seven (7) and a maximum of fifteen (15). Prior to the expiration of the initial terms of the Directors, the initial Directors, by resolution approved by the majority vote of the initial Directors, shall fix the total number of Directors, which shall be a minimum of seven (7) and a maximum of fifteen (15), that will serve following the first special or annual meeting of the Members following the date on which substantial operations of the Facilities commence. The number of Directors shall be increased by the appointment of additional Directors, if any, pursuant to section 5.3(c) below. At any annual or special meeting, the Members may increase or decrease this fixed number of Directors last approved and may change from a fixed number to a variable range or visa versa by majority vote of the total Membership Voting Interests entitled to vote pursuant to this Agreement. However, the relative ratio of the number of Directors elected pursuant to section 5.3(a) below to Directors appointed pursuant to section 5.3(c) below shall always result in a majority of elected Directors.

5.3    Election of Directors.

(a)    Election; Terms. The initial Directors shall be appointed by the initial Members and shall, subject to Section 5.2 of this Agreement, serve until the first annual ~~or special~~ meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, except as provided in Section 5.3(c), Directors shall be elected by the Members for staggered terms of three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Directors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. The initial Directors shall, by written resolution prior to the first annual or special meeting following the date on which substantial operations of the Facilities commence, to separately identify the Director positions to be elected at the first annual meeting or special meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The term of Group I Directors shall expire first (initial term of one (1) year with successors elected to three (3) year terms thereafter), followed by those of Group II Directors (initial term of two (2) years with successors elected to three (3) year terms thereafter), and then Group III Directors (initial and subsequent terms of three (3) years). If at any time the number of Directors is changed as provided in Section 5.2 above, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately one-third (1/3) of the Directors are elected at each annual meeting of the Members.

(b)    Director Nominations. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of directors may also be made by any Unit Holder entitled to vote generally in the election of directors.

i.     Timing of Nominations. A Unit Holder who desires to nominate a director candidate must provide the Company with written notice of such Unit Holder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days before the date of the Company's proxy statement released to Unit Holders in connection with the previous year's annual meeting. Notwithstanding the foregoing, in the event Rule 14a-8(e)(2) of Regulation 14A of the Securities Exchange Act of 1934, as amended, relating to the submission of member proposals for inclusion in a company's proxy statement is amended, the deadline for nominations for director candidates under this section shall automatically adjust to remain the same as the timeframe provided in Rule 14a-8(e) for member proposals. However, if the Company did not hold an annual meeting the previous year or the date of the current year's annual meeting is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time, as determined by the Board of Directors, before the Company begins to print and mail its proxy materials for the annual meeting of the Company. Notwithstanding any provision to the contrary, the Board of Directors, in its sole discretion, may accept written notice that is submitted after the above described deadline has passed.

ii. Content of Notice to Company of Nominations. Each such notice to the Secretary shall set forth: (a) the name and address of record of the Unit Holder who intends to make the nomination; (b) a representation that the Unit Holder is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (e) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f) the consent of each nominee to serve as a Director of the Company if so elected; and (g) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director's seat to be filled at the next election of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c)    Voting Requirement for Electing Directors. Nominees for open Director positions shall be elected by a plurality vote of the Members present at a meeting at which a quorum is present so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected Directors.

(d)    Vacancies. Except in the instance of representatives appointed to the Board of Directors by certain Members under Section 5.3(f) below, whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

(e)    Limits on Modification. The amendment or repeal of this section 5.3 or the adoption of any provision inconsistent therewith shall require an action by the Members pursuant to Section 6.15 of this Agreement.

(f)    Special Right of Appointment of Directors for Certain Members. Commencing on a date within thirty (30) days following the Financing Closing, each Member who holds five thousand (5,000) or more Units, all of which were purchased by such Member from the Company during its initial public offering of equity securities filed with the Securities and Exchange Commission, shall be deemed an “Appointing Member” and shall be entitled to appoint one (1) Director for each block of 5,000 Units; provided, however, that no Appointing Member shall be entitled to appoint more than two (2) Directors regardless of the total number of Units owned and purchased in the initial public offering. So long as the Appointing Member is the holder of five thousand (5,000) Units the Member shall retain its right to appoint a Director. Units held by an Affiliate or Related Party of a Member shall be included in the determination of whether the Member holds the requisite number of Units for purposes of this section and shall, together, be limited to the appointment of one (1) Director for each block of 5,000 Units subject to the maximum appointment of two (2) Directors regardless of the number of Units held by that Member, Affiliate or Related Party. Only Members who hold the requisite five thousand (5,000) or more Units are granted appointment rights hereunder. Accordingly, any Member who purchases Units that equal or exceed five thousand (5,000) Units other than those offered by the Company during the Company's initial public offering of equity securities filed with the Securities and Exchange Commission, shall not be entitled to appoint any Directors, regardless of the amount of Units purchased by such Member. A Director appointed by a Member under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director. Any Director appointed under this section may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty (30) days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by an Appointing Member falls below the threshold of five thousand (5,000) Units, the term of any Director appointed by such Member shall terminate and the Board of Directors shall have the right to appoint a successor and the Appointing Member's whose right of appointment has terminated shall then elect Directors collectively with the other Members in accordance with Sections 5.3(a) and (c). A Director appointed by the Board of Directors under this Section shall serve indefinitely at the pleasure of the Board of Directors until the Board of Directors appoints a successor due to the death, resignation, or removal of the appointed Director. In the event that an Appointing Member transfers such Units, the appointment rights shall not transfer with the Units, but shall expire upon the date of transfer unless said transfer is to an Affiliate or Related Party of the Appointing Member.

5.4    Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement and the Act, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Directors deem appropriate, the right and power to do or perform, the following:

(a)Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;

(b)Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

(f)Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;

(g)Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

(h)Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;

(i)Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

(m)Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)Agree with any Person as to the form and other terms and conditions of such Person's Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution; and

(o)Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5    Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.

5.6    Restrictions on Authority of Directors.

(a)     Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)	Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b)     The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)	Merge, consolidate, exchange or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Confess a judgment against the Company in an amount in excess of $500,000;

(iii)	Issue Units at a purchase price that is less than thirty percent (30%) of the purchase price offered to investors in the Company's initial registered offering of Units;

(iv)
Issue an aggregate number of Units that is greater than one hundred twenty-five percent (125%) of the maximum number of Units to be offered to investors in the Company's initial registered offering of Units ; or

(v)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7    Meetings. A regular meeting of the Directors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members. Additionally, the Directors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof. If the Directors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting. Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the President or by a majority of the Directors. The Directors may designate any location as the place of any regular or special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.

5.8    Notice.  Notice shall be given to each Director with respect to any special meeting of the Directors, stating the date, time and place of the meeting. Such notice shall be given at least two (2) days prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered on the earlier of five (5) days after deposit in the U.S. mail addressed to the Director's address as shown on the Company's records with postage prepaid, or upon receipt. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken. A Director's attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of object-ing to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or spe-cial meeting of the Directors need be specified in the notice or waiver of notice of such meeting.

5.9    Conduct of Meeting. All Directors, to the extent possible, shall personally attend all Directors meetings. However, any Director may participate in any regular or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person.

5.10    Quorum. A majority of the duly elected and qualified Directors shall constitute a quorum for the transaction of business. If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice. At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.

5.11    Manner of Acting; Informal Action. Except as otherwise provided in this Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Directors. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof.

5.12    Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjourn-ment thereof or forwards such dissent by mail to the other Directors within 72 hours after the adjournment thereof by filing such dissent with the Secretary of the Company. Such right to dissent shall not apply to a Director who voted in favor of an action.

5.13    Removal of Directors. The Members may remove a Director, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal. Notwithstanding the foregoing, the Board of Directors shall have the discretion to remove any Director who ~~failos to~~ attends less than 75% of the Board's meetings during any 12 month period as measured on a rotating basis.

5.14    Vacancies.  Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director's predecessor in office. Any vacancy to be filled by reason of any increase in the number of Directors shall be filled by election at an annual or special meeting of the Members called for that purpose.

5.15    Compensation.  The Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise, and to provide for reimbursement to Directors of their reasonable expenses of attending Directors' meetings.

5.16    Committees; Authority. The Directors may create such committees, and appoint such ~~Directors~~ persons to serve on them, as the Directors deem appropriate. ~~Each committee must have Two (2) or more Directors, who serve at the pleasure of the Directors.~~ A committee shall consist of one or more persons, who need not be Directors. Committees are subject to the direction and control of, and vacancies in the membership therefore shall be filled by, the Directors. The creation of a committee, and the appointment of ~~Directors~~ Persons to serve on it, must be approved by a majority of the Directors. The procedural requirements for Board meetings under this Article V shall also apply to committee meetings. Board committees may exercise only those aspects of the Directors' authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

5.17    Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter solely by reason of such Director's (or his/her Affiliate's) potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.

5.18    Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any Director's Affiliates. The Directors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.19    Officers. The officers of the Company shall be appointed by the Directors and shall include a President, a Vice-President, a Secretary, a Treasurer, and such other Officers and assistant Officers as the Directors shall determine. One person may simultaneously hold more than one office. The Officers' terms shall be specified by the Directors. If no term is specified, they shall hold office until the first meeting of the Directors held after the next annual meeting of the Members. If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each Officer shall hold office until the officer's successor is duly appointed and qualified, until the Officer's death, or until the Officer resigns or is removed by the Directors. The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be “at-will employees” subject to removal by the Directors at any time, with or without cause.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Company. Unless otherwise noted in the notice, the resignation shall be effective upon receipt.

The Officers, and their duties and responsibilities shall be as follows:

(a)    President. The President shall be the principal executive officer of the Company and shall, subject to Directors' control, generally supervise and control the Company's business and affairs. The President shall, when present, preside at all Directors' and Member meetings, and shall perform all duties incident to the office of President and such other duties as may be prescribed by this Agreement or by the Directors.

(b)    The Vice President(s). If one or more Vice Presidents are appointed by the Directors, the Vice President (or in the event there be more than one, the appropriate Vice Presi-dent, as designated by the Directors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President in the event of the President's absence, death, inabil-ity or refusal to act. When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President. In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Directors.

(c)    The Secretary. The Secretary shall: (i) keep the minutes of the Director and Member meetings; (ii) see that all notices are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company's records; (iv) when requested or required, authenticate any Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed by this Agreement or by the Directors.

(d)    The Treasurer.  The Treasurer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company, and deposit all such moneys in the name of the Company in such banks, trust com-panies or other depositories as shall be selected in accordance with this Agreement; and (iv) generally perform all duties incident to the office of Treasurer and such other duties as may be prescribed by this Agreement or by the Directors.

(e)    Other Assistants and Acting Officers.  The Directors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Offi-cer, whenever for any reason it is impracticable for such officer to act personally. Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Directors. Additionally, unless prohibited by a resolution of the Directors, any Officer may delegate in writing some or all of the duties and powers of such Officer's position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

Salaries of the Officers shall be fixed from time to time by the Directors, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Director.

5.20    Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by: (i) the President; or (ii) such other Officers or Persons who may be authorized to do so by specific resolution of the Directors.

5.21    Limitation of Liability; Indemnification. To the maximum extent permitted under the Act and other applicable law, no Member or Director of the ~~is~~ Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages ~~for a breach of fiduciary duty by such Director~~; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) a breach of the duty of loyalty ~~receipt of an improper financial benefit to which the Director is not entitled~~; (ii) a financial benefit received by the Director to which the Director is not entitled ~~liability for receipt of distributions in violation of the Articles, this Agreement, or Section 17-76, 110 of the Act~~; (iii) a breach of a duty under Section 489.406 of the Act ~~a knowing violation of law; or~~; (iv) intentional infliction of harm on the Company or a Member; or (v) an intentional violation of criminal law ~~acts or omissions involving fraud, bad faith or willful misconduct~~. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or officer ~~or director of such Director~~ relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or officer~~, or director~~ in connection with the business of the Company, including reasonable attorneys' fees incurred by such Director or officer~~, or director~~ in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys' fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person's official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS

6.1    Membership Units. The Company is initially organized with one (1) class of Membership Interests, designated in Units, which Units are initially the only class of equity in the Company. The Units shall have no par value and shall be of a single class with identical rights. The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company. Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine. Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members. Members shall have no preemptive rights to acquire additional or newly created Units.

6.2    Certificates; Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Directors may prescribe. No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.

6.3    Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “~~B~~A” attached hereto and such other documents as may be required by the Directors. Membership Interests and Units of the Members shall be set forth on ~~Exhibit "A" to this Agreement~~ the Unit Holder Register, as amended from time to time.

6.4    Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission.

6.5    Members' Voting Rights. Each Member shall be entitled to one (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act. Members do not have cumulative voting rights as to any matter. Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.6    Member Meetings. Beginning with the fiscal year ending in calendar year 2008, or sooner as determined by the Directors, and each Fiscal Year thereafter, an annual meeting of the Members shall be held within one hundred eighty (180) days of the close of the Company's Fiscal Year, at a time and date determined by the Directors. Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Directors, and shall be called by the Directors at the request of not less than thirty percent (30%) of all Members. A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.

6.7    Place of Meeting. The Directors, or in the absence of action by the Directors, the President, may designate any place as the place for any meeting of the Members, unless by written consents, a majority of all Members entitled to vote at the meeting designate a different place for the holding of such meeting. If no designation is made by the Directors, the President or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company.

6.8    Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9    Notice. Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than five (5) nor more than sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed. Such notices shall be deemed to be effective upon the earlier of: (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member's address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.

6.10    Contents of Notice. The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called. If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the Company's Property; (iv) the dissolution of the Company; or (v) removal of a Director, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) plan of merger or share exchange, (3) documents relating to the transaction for the disposition of all the Company's Property, and/or (4) plan and Articles of Dissolution.

6.11    Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12    Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice. Furthermore, a Member's attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.13    Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed sixty (60) days. If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Unit Transfer books, the Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days, and in case of a meeting of Members not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

6.14    Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing at least thirty percent (30%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.15    Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot when authorized by the Directors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.16    Termination of Membership. If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof.

6.17    Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.

6.18    No Member Right of Redemption or Return of Capital. Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.

6.19    Waiver of Dissenters Rights. To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert: (i) any dissenters' or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member's Units, or with respect to any Company Property.

6.20     Loans Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company's cash, and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If a Director or an Affiliate of a Director is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

6.21    Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty-nine percent (49%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member's Related Parties and Affiliates.

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS

7.1    Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal place of business: (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company's federal, state and local income tax and information returns and reports, if any, for the six (6) most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years. The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2    Delivery to Members and Inspection. Any Member or such Member's designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time. Upon the request of any Member for purposes reasonably related to such Member's interest as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement. Each Member has the right, upon reasonable request for purposes reasonably related to such Member's interest as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Directors, promptly after their becoming available, copies of the Company's federal, state and local income tax and information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3    Reports. The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred twenty (120) days after the end of such Fiscal Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). Public access to the financial statements through either the Company's or the Securities and Exchange Commission's website shall constitute delivery pursuant to this Section 7.3.

7.4    Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Directors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than three (3) months after the end of each Fiscal Year.

ARTICLE VIII. AMENDMENTS

8.1    Amendments. Amendments to this Agreement may be proposed by the Directors or any Member. Following any such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment (provided that counsel for the Company shall have approved of the same in writing as to form), and the Directors shall include therewith a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting at which a quorum of the Members is present. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

ARTICLE IX. TRANSFERS

9.1    Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of such Member's Units. In the event that any Member pledges or otherwise encumbers all or any part of such Member's Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders in the event such pledgee or secured party becomes a Unit Holder hereunder.

9.2    Permitted Transfers. Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may: (a) at any time Transfer all or any portion of such Unit Holder's Units (i) to the transferor's administrator or trustee to whom such Units are Transferred involuntarily by operation of law, or (ii) without consideration to or in trust for the spouse of a Member or descendants of a Member; or (b) at any time following the date of Financial Closing, Transfer all or any portion of such Unit Holder's Units (i) to any Person approved by the Directors, in writing, or (ii) to any Affiliate or Related Party of such Unit Holder. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to herein as a “Permitted Transfer.”

9.3    Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of Units shall be effective unless and until all of the following conditions have been satisfied:

(a)    Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b)    The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Units Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.

(c)    Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d)    Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e)    Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Directors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be): (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more

Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f)    No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g)    No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4    Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer): (i) the transferee's rights shall be strictly limited to the transferor's Membership Economic Interests associated with such Units; and (ii) the Company may offset against such Membership Economic Interests (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability and damage that such parties may incur (including, without limitation, incremental tax liabilities, attorneys' fees and expenses) as a result thereof.

9.5    No Dissolution or Termination. The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member's Capital Contribution returned except as provided in this Agreement.

9.6    Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code. In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7    Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company except as required by the Act, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.

9.8    Admission of Substitute Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

(a)    The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

(b)    The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and

(c)    Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.

(d)    The transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.

9.9    Representations Regarding Transfers. Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that: (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as “matching services”) as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.

Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANS-FEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.10    Distributions And Allocations In Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of any Units.

9.11    Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors, and in accordance with such terms and conditions, as the Directors may determine. All Members acknowledge that the admission of additional Members may result in a dilution of a Member's Membership Interest. Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “~~B~~A” attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.

ARTICLE X. DISSOLUTION AND WINDING UP

10.1    Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) the affirmative vote of a 75% majority of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2    Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company's business and affairs. Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof ~~(as determined pursuant to Section 10.8 of this Agreement)~~, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (i) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3    Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in such Member's Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for

Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4    Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up.

10.5    Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder's Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6    Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.

10.7    Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8    The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority of the Membership Voting Interests, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.

10.9    Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE XI. MISCELLANEOUS

11.1    Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) if sent by email, or other electronic transmission, when such transmission is electronically confirmed as having been successfully transmitted; or (iii) ~~when the same is actually received,~~ if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.

11.2    Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.

11.3    Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

11.4    Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

11.5    Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6    Incorporation By Reference. Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.

11.7    Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.

11.8    Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9    Waiver of Jury Trial. Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.

11.10    Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11    Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12    No Third Party Rights. None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.

DULY ADOPTED by the Company as of ~~March 9, 2006~~___________.

HOMELAND ENERGY SOLUTIONS, LLC

By: ~~/s/ Steve Eastman~~
James Boeding ~~Steve Eastman~~
Its: Chairman

EXHIBIT “~~B~~A”

MEMBER SIGNATURE PAGE

ADDENDUM TO THE
AMENDED AND RESTATED OPERATING AGREEMENT
OF HOMELAND ENERGY SOLUTIONS, LLC

The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Homeland Energy Solutions, LLC, has received a copy of the Amended and Restated Operating Agreement dated ____________~~March 9, 2006~~, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:                        Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the Company and its Members:

HOMELAND ENERGY SOLUTIONS, LLC

By:

Its:

SCHEDULE 2
THIRD AMENDMENT TO OPERATING AGREEMENT OF
HOMELAND ENERGY SOLUTIONS, LLC

THIS THIRD AMENDMENT TO THE OPERATING AGREEMENT OF HOMELAND ENERGY SOLUTIONS, LLC dated March 9, 2006 (the “Operating Agreement”) is adopted and approved effective as of the 4th day of April, 2013, by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting of Homeland Energy Solutions, LLC (the “Company”) at which a quorum was present, pursuant to Section 8.1 of the Operating Agreement.

The Operating Agreement is amended as follows:

1.    Section 5.3(c) of the Operating Agreement is removed in its entirety and is replaced by the following:

Voting Requirement for Electing Directors. Nominees for open Director positions shall be elected by a plurality vote of the Members present at a meeting at which a quorum is present so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected Directors, provided, however, that any Appointing Member shall not be entitled to vote for the election of any other Directors that the Members are entitled to elect and the Units held by such Appointing Member shall not be included in determining a plurality vote of the Members for purposes of electing Directors.

I, Christine Marchand, do hereby certify that I am the duly elected, qualified, and acting Secretary of the Company, and further certify that the above amendment was duly adopted by a majority of the members of the Company at a meeting of the members held on April 4, 2013, in accordance with the provisions of the Company's Operating Agreement.

Christine Marchand, Secretary
Approved:

James Boeding, Chairman of the Board

HOMELAND ENERGY SOLUTIONS, LLC        Vote by Mail or Facsimile:
2013 Annual Meeting - Thursday, April 4, 2013        1) Read the Proxy Statement
For Unit Holders as of February 20, 2013            2) Check the appropriate boxes on the proxy card below
Proxy Solicited on Behalf of the Board of Directors    3) Sign and date the proxy card
4) Return the proxy card by mail to 2779 Highway 24,
Lawler, Iowa 52154 or via fax to (563) 238-5557.

PROPOSAL ONE: APPROVAL OF THE AMENDED AND RESTATED OPERATING AGREEMENT

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

For	Against	Abstain
☐	☐	☐

PROPOSAL TWO: APPROVAL OF THE MEMBER AMENDMENT TO THE OPERATING AGREEMENT

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL

For	Against	Abstain
☐	☐	☐

PROPOSAL THREE: ELECTION OF THREE DIRECTORS **You may vote for three (3) nominees**

	For	Withhold	PLEASE INDICATE YOUR SELECTION BY
Patrick Boyle, Incumbent	☐	☐	FIRMLY PLACING AN "X" IN THE
Keith Eastman	☐	☐	APPROPRIATE BOX WITH BLUE OR
Chad Kuhlers, Incumbent	☐	☐	BLACK INK
Walter Wendland	☐	☐

By signing this proxy card, you appoint Leslie Hansen and Maurice Hyde, jointly and severally, each with full power of substitution, as proxies to represent you at the 2013 Annual Meeting of the members to be held on Thursday, April 4, 2013, at Kolby's Dine & Stein, 503 W. Milwaukee Street, New Hampton, Iowa 50659, and at any adjournment thereof, on any matters coming before the meeting. Registration and lunch for the meeting will begin at noon. The 2013 Annual Meeting will commence at approximately 1:00 p.m. Please specify your choice by marking the appropriate box above. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be RECEIVED by the Company by 5:00 p.m. local time on Wednesday, April 3, 2013.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2013 Annual Meeting. If you do not mark any boxes, your units will be voted FOR Proposal One - Approve a proposed Amended and Restated Operating Agreement for the Company; AGAINST Proposal Two - Vote on an amendment to the Company's Operating Agreement proposed by a member; and FOR Patrick Boyle and Chad Kuhlers and the proxies will not cast a third director vote. If you choose only one or two nominees, then the proxies will vote your units only for the nominee(s) you chose. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a candidate or FOR and ABSTAIN for a proposal, your votes will not be counted with respect to the director candidate or proposal for which you marked contradicting choices. If you vote FOR more than three nominees, no nominee will receive your vote. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2013 Annual Meeting.

Signature: ______________________________	Joint Owner Signature: ______________________________

Print Name: ____________________________	Print Joint Owner Name: _____________________________

Date: __________________________________	Date: _____________________________________________

Number of Units Held: ____________________

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.